    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1995

                                                      REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
PACIFIC GAS AND ELECTRIC COMPANY                       PG&E CAPITAL I
  (EXACT NAME OF REGISTRANT AS                         PG&E CAPITAL II
     SPECIFIED IN CHARTER)                             PG&E CAPITAL III
                                                       PG&E CAPITAL IV
                                                  (EXACT NAME OF REGISTRANTS AS
                                                  SPECIFIED IN TRUST AGREEMENTS)

  CALIFORNIA                                                      DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
  94-0742640                                                 (TO BE APPLIED FOR)
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                77 BEALE STREET
                               P. O. BOX 770000
                        SAN FRANCISCO, CALIFORNIA 94177
                                (415) 973-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             GARY P. ENCINAS, ESQ.
                                77 BEALE STREET
                               P. O. BOX 770000
                        SAN FRANCISCO, CALIFORNIA 94177
                                (415) 973-2784
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: After the Registration Statement becomes effective, as determined by market conditions and other factors.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                           PROPOSED
                                                                            PROPOSED        MAXIMUM
                                                           AMOUNT           MAXIMUM        AGGREGATE      AMOUNT OF
  TITLE OF EACH CLASS OF                                    TO BE        OFFERING PRICE    OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                              REGISTERED(1)   PER UNIT(2)(3)   PRICE(2)(3)       FEE
-----------------------------------------------------------------------------------------------------------------------
PG&E Capital I, II, III and IV
  Cumulative Quarterly Income
  Preferred Securities...............................
-----------------------------------------------------------------------------------------------------------------------
Pacific Gas and Electric Company
  Guarantees with respect to Preferred Securities....
-----------------------------------------------------------------------------------------------------------------------
Pacific Gas and Electric Company
  Deferrable Interest
  Subordinated Debentures............................
-----------------------------------------------------------------------------------------------------------------------
Total................................................     $335,000,000        100%        $335,000,000    $115,517.24
=======================================================================================================================

(1) There are being registered hereunder a presently indeterminate number of Cumulative Quarterly Income Preferred Securities of PG&E Capital I, II, III and IV with an aggregate initial public offering price not to exceed $335,000,000 and related Guarantees and Deferrable Interest Subordinated Debentures of Pacific Gas and Electric Company for which no separate consideration will be received.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the Cumulative Quarterly Income Preferred Securities.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + + WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + + OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+ WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            +
+ REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                     SUBJECT TO COMPLETION, DATED    , 1995

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED    , 1995

                                   PREFERRED SECURITIES

                                PG&E CAPITAL I

      % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES (QUIPS /SM/)*,
                                   SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
 GUARANTEED TO THE EXTENT THE SERIES A ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                       PACIFIC GAS AND ELECTRIC COMPANY

                                  -----------

  The % Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities"), offered hereby represent preferred undivided beneficial interests in the assets of PG&E Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Series A Issuer"). PG&E will be the owner of the beneficial interests represented by Common Securities of the Series A Issuer. The First National Bank of Chicago is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in % Deferrable Interest Subordinated Debentures, Series A, Due 2025 (the "Series A Debentures") to be issued by PG&E. The preferred interests represented by the Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Common Securities of the Series A Issuer. See "Description of the Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series A Preferred Securities will be entitled to receive cumulative cash Distributions accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31
of each year, commencing   , 1995, at the rate of   % per annum, payable from
amounts received by the Series A Issuer as interest on the Series A Debentures. So long as an Event of Default under the Indenture has not occurred and is continuing, PG&E has the right to defer payments of interest on the Series A Debentures by extending the interest payment period thereon at any time for up to 20 consecutive
                                                        (Continued on next page)
                                  -----------

  SEE "RISK FACTORS" AT PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING WHICH PAYMENT OF DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES AND SERIES A DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                      INITIAL PUBLIC   UNDERWRITING       PROCEEDS TO THE
                                      OFFERING PRICE   COMMISSION(1)   SERIES A ISSUER(2)(3)
                                      --------------   -------------   ---------------------
Per Series A Preferred Security.....       $                (2)                 $
Total(4)............................      $                 (2)                $

-----
(1) The Series A Issuer and PG&E have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures, the Underwriting Agreement provides that PG&E will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the
    investment therein of such proceeds, $     per Series A Preferred Security
    (or $     in the aggregate). See "Underwriting".
(3) Expenses of the offering, which are payable by PG&E, are estimated to be
    $    .
(4) The Series A Issuer and PG&E have granted the Underwriters an option for 30
    days to purchase up to an additional     Series A Preferred Securities at
    the initial public offering price per Series A Preferred Security solely to cover over-allotments. PG&E will pay Underwriters' Compensation in the amounts per Series A Preferred Security set forth in Note 2 with respect to such additional Series A Preferred Securities. If such option is exercised in full, the total Initial Public Offering Price, Underwriting Commission
    and Proceeds to the Series A Issuer will be $   , $    and $   ,
    respectively. See "Underwriting".

                                  -----------

  The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only
in book-entry form through the facilities of DTC on or about    , 1995.
-----
* QUIPS is a service mark of Goldman, Sachs & Co.

                                  -----------

              The date of this Prospectus Supplement is    , 1995.

(Continued from previous page)
quarters (each an "Extension Period"). If and for so long as interest payments are so deferred, Distributions on the Series A Preferred Securities will also be deferred. During an Extension Period, Distributions will continue to accrue, and holders of Series A Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period" and "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount".

  The payment of Distributions and payments on liquidation of the Series A Issuer or the redemption of the Series A Preferred Securities, as set forth below, in each case out of funds held by the Series A Issuer are guaranteed by PG&E under a Guarantee Agreement (the "Series A Guarantee") to the extent described herein. If PG&E fails to make interest payments on the Series A Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds on hand available to pay such Distributions. In such event, the remedy of a holder of Series A Preferred Securities is to require the Property Trustee to enforce the rights of the Series A Issuer under the Series A Debentures held by the Series A Issuer. The obligations of PG&E under the Series A Guarantee are subordinate and junior in right of payment to all liabilities of PG&E except those made pari passu or subordinate to the Series A Guarantee expressly by their terms.

  The Series A Preferred Securities are subject to mandatory redemption upon repayment of the Series A Debentures at maturity or their earlier redemption.
PG&E will have the option at any time on or after    , 2000 to redeem, in
whole or in part, the Series A Debentures. PG&E also will have the right at any time, upon occurrence of a Special Event (as defined herein), to redeem, in whole but not in part, the Series A Debentures. See "Certain Terms of the Series A Debentures--Redemption".

  The Series A Debentures are subordinate and junior in right of payment to all Senior Indebtedness of PG&E. As of June 30, 1995, PG&E had approximately $9 billion of principal amount of Senior Indebtedness. The terms of the Series A Debentures do not limit PG&E's ability to incur additional Senior Indebtedness. See "Description of the Debentures--Subordination" in the accompanying Prospectus.

  In the event of the liquidation of the Series A Issuer, the holders of the Series A Preferred Securities will be entitled to receive a stated liquidation preference of $25 per Series A Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such liquidation, Series A Debentures are distributed to the holders of the Series A Preferred Securities, subject to certain limitations. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Application will be made to list the Series A Preferred Securities on the Stock Exchange.

  The Series A Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company" in the accompanying Prospectus.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN
THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE         EXCHANGE, IN
THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following summary information is qualified in its entirety by the detailed information and financial statements incorporated herein by reference.

                                  THE OFFERING

Securities Offered..............................   % Cumulative Quarterly Income Preferred
                                                 Securities, Series A
Distribution Payment Dates...................... March 31, June 30, September 30 and
                                                 December 31, commencing    , 1995,
                                                 subject to deferral as described herein
Redemption...................................... As set forth on the Prospectus Supplement cover
Use of Proceeds................................. Capital expenditures and the redemption, repurchase, repayment or retirement of
                                                 outstanding indebtedness or preferred stock
                                      THE COMPANY

Principal Business.............................. Supplying electric and natural gas service
Utility Service Area............................ Most of Northern and Central California
Estimated Population of Utility Service Area
 (December 31, 1994)............................ 13,000,000

                       CONSOLIDATED FINANCIAL INFORMATION
                          (DOLLAR AMOUNT IN THOUSANDS)

                                                                                   UNAUDITED
                                                                                   SIX MONTHS
                                         YEARS ENDED DECEMBER 31,                    ENDED
                         ---------------------------------------------------------  JUNE 30,
                            1990       1991       1992        1993        1994        1995
                         ---------- ---------- ----------- ----------- ----------- ----------
Operating Revenues...... $9,470,092 $9,778,119 $10,296,088 $10,582,408 $10,447,351 $4,755,081
Net Income.............. $  987,170 $1,026,392 $ 1,170,581 $ 1,065,495 $ 1,007,450 $  734,207
Ratios of Earnings to
 Combined Fixed Charges
 and Preferred Stock
 Dividends*.............      2.68x      2.85x       3.03x       2.85x       3.08x      3.97x

--------
 *See "Coverage Ratios."

                                                           AS OF JUNE 30, 1995
                                                          ----------------------
                                                               (UNAUDITED)
                                                            AMOUNT    PERCENTAGE
                                                          ----------- ----------
Common Stock Equity...................................... $ 8,729,259     48.9%
Preferred Stock Without Mandatory Redemption.............     732,995      4.1
Preferred Stock With Mandatory Redemption................     137,500      0.8
Long-term Debt...........................................   8,250,722     46.2
                                                          -----------  -------
    Total Capitalization................................. $17,850,476    100.0%
                                                          ===========  =======
Current Liabilities:
  Long-term Debt......................................... $   416,939
  Short-term Borrowings.................................. $   210,000

  The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. Each of the capitalized terms used in this Prospectus Supplement has the meaning set forth in this Prospectus Supplement or in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A
DEBENTURES

  The obligations of PG&E under the Series A Guarantee issued by PG&E for the benefit of the holders of Series A Preferred Securities are subordinate and junior in right of payment to all liabilities of PG&E except those made pari passu or subordinate to the Series A Guarantee expressly by their terms. PG&E's obligations under the Series A Debentures are subordinate and junior in right of payment to all Senior Indebtedness of PG&E. At June 30, 1995, the Senior Indebtedness of PG&E aggregated approximately $9 billion. There are no terms in the Series A Preferred Securities, the Series A Debentures or the Series A Guarantee that limit PG&E's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Debentures and the Series A Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is entirely dependent upon PG&E making payments on the Series A Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as an Event of Default under the Indenture has not occurred and is continuing, PG&E has the right at any time and from time to time to extend interest payment periods on the Series A Debentures for up to 20 consecutive quarters, and, as a consequence, quarterly Distributions on the Series A Preferred Securities will be deferred by the Series A Issuer during any Extension Period. Distributions in arrears after the quarterly payment date therefor will accumulate additional distributions thereon at the rate per
annum of     % thereof (to the extent permitted by law). In the event PG&E exercises its right to extend the interest payment periods on the Series A Debentures, PG&E will not, and will not permit any subsidiary of PG&E to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of PG&E's capital stock or any other security of PG&E (including other Debentures) ranking pari passu with or junior in interest to the Series A Debentures, except (i) in each case with securities junior in interest to the Series A Debentures or (ii) for payments made on any series of Debentures upon the stated maturity of such Debentures. As a result, this covenant requires that an interest payment on one series of Debentures may be extended only if the interest periods on all series of Debentures are likewise extended. See "Certain Terms of the Series A Preferred Securities--Distributions" and "Certain Terms of the Series A Debentures-- Option to Extend Interest Payment Period."

  Should an Extension Period occur, the Series A Issuer will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of the Series A Preferred Securities. As a result, a holder of Series A Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income if the holder disposes of the Series A Preferred

Securities prior to the record date for the payment of Distributions. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

  PG&E has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures. However, should PG&E determine to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of PG&E's right to defer interest payments, the market price of the Series A Preferred Securities (which represent an undivided beneficial interest in the Series A Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence and continuation of a Special Event, as described in "Certain Terms of the Series A Preferred Securities--Special Event Redemption or Distribution," PG&E has the right to (i) redeem the Series A Debentures and therefore cause a mandatory redemption of the Series A Preferred Securities or
(ii) terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of such holders' interests in the Series A Issuer. See "Certain Terms of the Series A Debentures--Redemption."

RIGHTS UNDER THE SERIES A GUARANTEE

  The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee under the Series A Guarantee for the purposes of compliance with the Trust Indenture Act. The Guarantee Trustee will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities and will also be the trustee for the Series A Debentures and the Property Trustee.

  The Series A Guarantee guarantees on a subordinated basis to the holders of the Series A Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid Distributions required to be paid on the Series A Preferred Securities, if and only to the extent the Series A Issuer has funds on hand available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of redemption, with respect to Series A Preferred Securities called for redemption by the Series A Issuer to the extent the Series A Issuer has funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer (unless the Series A Debentures are distributed to holders of Series A Preferred Securities), (a) the aggregate liquidation preference of $25 per Series A Preferred Security plus all accrued and unpaid Distributions on the Series A Preferred Securities to the date of payment, to the extent the Series A Issuer has funds on hand available to make such payment or, if different, (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities in liquidation of the Series A Issuer. The holders of not less than a majority in aggregate liquidation preference of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Series A Guarantee. If the Guarantee Trustee fails to enforce the Series A Guarantee, any holder of Series A Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Series A Guarantee, institute a legal proceeding directly against PG&E to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Series A Issuer or any other person or entity. If PG&E were to default on its obligations under the Series A Debentures, the Series A Issuer would lack available funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred

Securities or otherwise, and in such event holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, holders of the Series A Preferred Securities would be required to rely on the enforcement by the Property Trustee of its rights, as registered holder of the Series A Debentures, against PG&E pursuant to the terms of the Series A Debentures. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination" in the accompanying Prospectus. The Amended and Restated Trust Agreement of the Series A Issuer, among PG&E, as sponsor, and the Issuer Trustees (as defined below) (the "Series A Trust Agreement") provides that each holder of Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A Preferred Securities will have limited voting rights and, except upon the occurrence of an Event of Default under the Trust Agreement as a result of an event of default under the Indenture (a "Debenture Event of Default"), will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of trust interests represented by Common Securities unless and until a Debenture Event of Default has occurred and is continuing. In no event will the holders of the Series A Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Events of Default; Notice" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A PREFERRED SECURITIES

  Application will be made to list the Series A Preferred Securities on the
    Stock Exchange. If approved for listing, the Series A Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued and unpaid Distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to their undivided beneficial interests in Series A Debentures owned through the Series A Preferred Securities that is not included in the trading price of the Series A Preferred Securities. However, interest on the Series A Debentures will be included in the gross income of U.S. holders of Series A Preferred Securities as it accrues, rather than when it is paid. See "United States Taxation-- Income from Series A Preferred Securities."

                                PG&E CAPITAL I

  PG&E Capital I is a statutory business trust formed under Delaware law. The Series A Issuer's business and affairs are conducted by five Issuer Trustees:
The First National Bank of Chicago, as Property Trustee, an individual who is a resident of Delaware and an employee of an affiliate of the Property Trustee, as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with PG&E. The exclusive business of the Series A Issuer is issuing the Series A Preferred Securities and the Common Securities representing undivided beneficial interests in the assets of the Series A Issuer, using the proceeds of the sale of the Series A Preferred Securities and the Common Securities to acquire the Series A Debentures and engaging in only those other activities that are necessary or incidental thereto. All of the Common Securities of the Series A Issuer will be owned directly or indirectly by PG&E. The Common Securities of the Series A Issuer will rank pari passu, and payments will be made thereon pro rata, with the Series A Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default under the Series A Trust Agreement, the rights of PG&E, as holder of the Common Securities of the Series A Issuer, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Series A Preferred Securities. The principal place of business of the Series A Issuer is c/o Pacific Gas and Electric Company, 77 Beale Street, P. O. Box 770000, San Francisco, California 94177 and its telephone number is (415) 973-7000.

                       PACIFIC GAS AND ELECTRIC COMPANY

  Pacific Gas and Electric Company is an operating public utility engaged principally in the business of supplying electric and natural gas service throughout most of northern and central California. PG&E was incorporated in California in 1905. Its principal executive office is located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and its telephone number is (415) 973-7000.

                                COVERAGE RATIOS

  The following table sets forth the unaudited ratios of earnings to fixed charges of PG&E and its subsidiaries for each of the years 1990 through 1994 and for the six months ended June 30, 1995.

               YEARS ENDED DECEMBER 31,                                         SIX MONTHS
   ------------------------------------------------------------------              ENDED
   1990        1991            1992            1993            1994            JUNE 30, 1995
   ----        -----           -----           -----           -----           -------------
   3.27         3.43            3.54            3.22            3.51               4.47

  For the purpose of computing PG&E and its subsidiaries' ratios of earnings to fixed charges, "earnings" represent net income adjusted for the minority interest in losses of less than 100% owned affiliates, PG&E and its subsidiaries' equity in undistributed income or loss of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases and the pretax earnings required to cover the preferred stock dividend requirements of majority owned subsidiaries.

  The following table sets forth the unaudited ratios of earnings to combined fixed charges and preferred stock dividends for each of the years 1990 through 1994 and the six months ended June 30, 1995.

               YEARS ENDED DECEMBER 31,                                         SIX MONTHS
   ------------------------------------------------------------------              ENDED
   1990        1991            1992            1993            1994            JUNE 30, 1995
   ----        -----           -----           -----           -----           -------------
   2.68         2.85            3.03            2.85            3.08               3.97

  For the purpose of computing PG&E and its subsidiaries' ratios of earnings to combined fixed charges and preferred stock dividends, "earnings" represent net income adjusted for the minority interest in losses of less than 100% owned affiliates, PG&E and its subsidiaries' equity in undistributed income or loss of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases and the pretax earnings required to cover the preferred stock dividend requirements of majority owned subsidiaries. "Preferred stock dividends" represent the sum of requirements for preferred stock dividends that are deductible for federal income tax purposes and requirements for preferred stock dividends that are not deductible for federal income tax purposes increased to an amount representing pretax earnings which would be required to cover such dividend requirements.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Series A Preferred Securities will be used by the Series A Issuer to purchase Series A Debentures. The net proceeds of the sale of the Series A Debentures by PG&E will become part of the treasury funds of PG&E and will be applied to capital expenditures and to the redemption, repurchase, repayment or retirement of outstanding indebtedness or preferred stock.

              CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of the Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

DISTRIBUTIONS

  The Series A Preferred Securities represent undivided beneficial interests in the assets of the Series A Issuer, and as a practical matter the Distributions on each Series A Preferred Security will be payable at the
annual rate of   % of the stated liquidation preference of $25, payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions in arrears after the quarterly payment date therefor will accumulate additional Distributions thereon (to the extent permitted by law) compounded quarterly at the rate per annum of % thereof. The term "Distributions" as used herein shall include any such additional
Distributions. Distributions will accrue from     , 1995, the date of original
issuance. The first Distribution payment date for the Series A Preferred
Securities will be    , 1995, and such Distribution will be cumulative from
the date of original issuance. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  So long as an Event of Default under the Indenture has not occurred and is continuing, PG&E has the right at any time and from time to time to extend the interest payment period on the Series A Debentures, for not more than 20 consecutive quarters, provided that any such Extension Period shall not extend beyond the maturity date or redemption date of the Series A Debentures. As a consequence, quarterly Distributions on the Series A Preferred Securities would be deferred by the Series A Issuer during any Extension Period (but would continue to accumulate additional Distributions thereon as set forth above). In the event that PG&E exercises this right, PG&E will not, and will not permit any subsidiary of PG&E to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of PG&E's capital stock or any security of PG&E (including other Debentures) ranking pari passu with or junior in interest to the Series A Debentures, except (i) in each case with securities junior in interest to the Series A Debentures or (ii) for payments made on any series of Debentures upon the stated maturity of such Debentures. As a result, this covenant requires that an interest payment on one series of Debentures may be extended only if the interest periods on all series of Debentures are likewise extended. Prior to the termination of any such extended interest payment period, PG&E may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity or redemption date of the Series A Debentures. Upon the termination of any extension period and the payment of all amounts then due, PG&E may select a new extended interest payment period, subject to the above requirements. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount" and "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period."

  PG&E has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures.

REDEMPTION

  Upon the payment of the Series A Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such payment will be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Common Securities of the Series A Issuer and the Series A Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the aggregate liquidation preference plus accumulated and unpaid Distributions to the Redemption Date. See "Certain Terms of the Series A Debentures--Redemption."

  PG&E has the right to redeem the Series A Debentures (a) on or after     ,
2000, in whole or in part, or (b) at any time, in whole but not in part, on occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event"), subject to the conditions described under "Certain Terms of the Series A Debentures--Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If a Special Event shall occur and be continuing with respect to the Series A Issuer or the Series A Preferred Securities, PG&E has the right to (i) redeem the Series A Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Series A Preferred Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event, or (ii) terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer. If at any time the Series A Issuer is not or will not be taxed as a grantor trust but a Tax Event has not occurred, the Depositor has the right to terminate the Series A Issuer and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer. Under current United States federal income tax law and interpretation and assuming the Series A Trust is treated as a grantor trust, such a distribution should not be a taxable event to holders of the Series A Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the termination could be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation-- Receipt of Series A Debentures Upon Liquidation of the Series A Issuer." If PG&E does not elect either option (i) or (ii) above, the Series A Preferred Securities will remain outstanding.

  "Tax Event" means that PG&E shall have received an opinion of counsel (which may be counsel to PG&E or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Series A Preferred Securities, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be, subject to United States federal income tax with respect to interest received on the Series A Debentures, (ii) interest payable by PG&E on the Series A Debentures is not, or will not be, deductible for United States federal income tax purposes or (iii) the Series A Issuer is, or will be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Series A Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series A Preferred Securities.

  "Like Amount" means (i) with respect to a redemption of the Series A Preferred Securities and the Common Securities of the Series A Issuer (together, the "Series A Trust Securities"), Series A Trust Securities having an aggregate liquidation amount equal to the principal amount of Series A Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Series A Trust Securities and (ii) with respect to a distribution to holders of Series A Trust Securities of Series A Debentures in connection with a termination or liquidation of the Series A Issuer, Series A Debentures having a principal amount equal to the aggregate liquidation amount of the Series A Trust Securities in exchange for which such Series A Debentures are distributed.

LIQUIDATION VALUE

  The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25 per Series A Preferred Security plus accumulated and unpaid Distributions, unless, in connection with such liquidation, the Series A Debentures are distributed to the holders of the Series A Preferred Securities.

                   CERTAIN TERMS OF THE SERIES A DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series A Debentures supplements the description of the terms and provisions of the Debentures set forth in the accompanying Prospectus under the heading "Description of the Debentures," to which description reference is hereby made. The summary of certain terms and provisions of the Series A Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

  Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof and the consideration paid by PG&E for the Common Securities in the corresponding series of Series A Debentures issued by PG&E to the Series A Issuer. The Series A Debentures will
bear Interest at the annual rate of    % of the principal amount thereof,
payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Interest which is accrued and unpaid after the quarterly payment date therefor will bear the additional interest on the amount thereof
(to the extent permitted by law) at the rate per annum of    % thereof,
compounded quarterly. The term "Interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Interest (as defined below), as applicable. The Series A Debentures' other Interest payment provisions correspond to the Distribution provisions of the Series A Preferred Securities.

  The Series A Debentures will be issued as a series of Debentures under the
Indenture. The Series A Debentures will mature on     , 2025. The Series A
Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of PG&E. See "Description of the Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  PG&E has the right at any time and from time to time, so long as an Event of Default under the Indenture has not occurred and is continuing, to extend the interest payment period for the Series A Debentures for up to 20 consecutive quarters; provided that no Extension Period shall extend beyond the stated maturity date or date of redemption of the Series A Debentures. At the end of the Extension Period, PG&E is obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PG&E will not, and will not permit any subsidiary of PG&E to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of PG&E's capital stock or any security of PG&E (including other Debentures) ranking pari passu with or junior in interest to the Debentures, except (i) in each case with securities junior in interest to the Debentures or (ii) for payments made on any series of Debentures upon the stated maturity of such Debentures. As a result, this covenant requires that an interest payment on one series of Debentures may be extended only if the interest periods on all series of Debentures are likewise extended. Prior to the termination of any Extension Period, PG&E may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity or redemption date of the Series A Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PG&E may select a new Extension Period subject to the above requirements. So long as the Property Trustee shall be the sole holder of the Series A Debentures, PG&E is required to give the Property Trustee and the Debenture Trustee notice of its selection of such Extension Period one Business Day prior to the date the Property Trustee or PG&E is required to give notice to any national securities exchange on which any of the Series A Preferred Securities are listed or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date, but in any event not less than one Business Day prior to such record date. The Property Trustee will be required to give such notice of PG&E's selection of such Extension Period to the holders of the Series A Preferred Securities affected thereby.

ADDITIONAL INTEREST

  If the Series A Issuer would be required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, PG&E also will pay as additional interest on the Series A Debentures ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Series A Issuer after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Series A Issuer would have received had no such taxes, duties, assessments or governmental charges been imposed.

REDEMPTION

  The Series A Debentures are redeemable prior to maturity at the option of
PG&E (i) at any time on or after    , 2000, in whole or in part, and (ii) if a
Special Event occurs and is continuing, in whole (but not in part), in any case at a Redemption Price equal to 100% of the principal amount thereof plus accrued Interest to the redemption date. The Series A Debentures will be subject to optional redemption in whole (but not in part) upon the termination and liquidation of the Series A Issuer pursuant to an order for the dissolution, termination or liquidation of the Series A Issuer entered by a court of competent jurisdiction. For so long as the Series A Trust is the holder of all Series A Debentures outstanding, the proceeds of any redemption described in this section shall be used by the Series A Trust to redeem the Series A Preferred Securities in accordance with their terms. PG&E shall not redeem the Series A Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Series A Debentures outstanding for all quarterly interest periods on or prior to the Redemption Date.

DISTRIBUTIONS OF SERIES A DEBENTURES

  Under certain circumstances involving the termination of the Series A Issuer, Series A Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Preferred Securities in liquidation, the Series A Debentures will initially be issued in the form of one or more global securities and The Depository Trust Company ("DTC"), or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Debentures. It is anticipated that the depositary arrangements for the Series A Debentures would be substantially identical to those in effect for the Series A Preferred Securities. Neither PG&E, The First National Bank of Chicago, as Debenture Trustee, any paying agent nor any other agent of PG&E or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Series A Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Description of the Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies PG&E that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) PG&E in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Debentures are issued in definitive form, such Series A Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Debentures represented by a global security will be made to DTC, as the depositary for the Series A Debentures. In the event Series A Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series A Debentures will be registrable, and Series A Debentures will be exchangeable for Series A Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Chicago, Illinois, or at the offices of any paying agent or transfer agent appointed by PG&E, provided that payment of interest may be made at the option of PG&E by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day preceding the end of each quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of the Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company" in the accompanying Prospectus.

  If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, PG&E will use its best efforts to list the Series A Debentures on such stock exchanges, if any, as the Series A Preferred Securities are then listed.

                            UNITED STATES TAXATION

GENERAL

  This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel to PG&E and the Series A Issuer, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Unless otherwise stated, this summary deals only with Series A Preferred Securities held as capital assets and does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Series A Preferred Securities as a hedge against or which are hedged against currency risks or as a part of a straddle, or persons whose functional currency is not the United States dollar.

  POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE OF SERIES A PREFERRED SECURITIES PURSUANT TO THE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER LAWS.

  While PG&E believes, based upon the advice of its counsel, that the Series A Debentures will be treated as indebtedness for United States federal income tax purposes, holders of Series A Preferred Securities should note that the Internal Revenue Service (the "IRS") may attempt to treat the Series A Debentures as equity rather than indebtedness for tax purposes. If the IRS were successful in such attempt, the Series A Debentures would be subject to redemption at the option of PG&E as described under "Certain Terms of the Series A Debentures--Redemption."

INCOME FROM SERIES A PREFERRED SECURITIES

  In connection with the issuance of the Series A Debentures, Ballard Spahr Andrews & Ingersoll will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation.

  As a consequence, each holder of Series A Preferred Securities will be considered the owner of a pro rata portion of the Series A Debentures held by the Series A Issuer. As a further consequence, each holder of Series A Preferred Securities will be required to include in gross income his or her pro rata share of the income accrued on the Series A Debentures held by the Series A Issuer. Such income should not exceed Distributions received by the holders of Series A Preferred Securities on the Series A Preferred Securities except in limited circumstances described under "Certain Terms of the Series A Preferred Securities--Distributions." No portion of such income will be eligible for the dividends received deduction.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

  Under the Indenture, PG&E has the option to extend from time to time the interest payment period on the Series A Debentures to a period not exceeding 20 consecutive quarters but not beyond the maturity date of the Series A Debentures. PG&E's option to extend the interest payment period will cause the Series A Debentures to be treated as issued with "original issue discount" for United States federal income tax purposes. Accordingly, a holder of Series A Preferred Securities will accrue interest income (i.e., original issue discount) under a constant yield basis over the term of the Series A Debentures (including any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable.

  As a result, holders of Series A Preferred Securities during an Extension Period will include interest in gross income in advance of the receipts of cash, and any holders of Series A Preferred Securities who dispose of Series A Preferred Securities prior to the record date for the payment of Distributions following such extension period will include interest in gross income, but will not receive any cash related thereto. The tax basis of a Series A Preferred Security will be increased by the amount of any original issue discount that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received by the holder of the Series A Preferred Security.

DISPOSITION OF THE SERIES A PREFERRED SECURITIES

  Gain or loss will be recognized on a sale, including a redemption for cash, of Series A Preferred Securities in an amount equal to the difference between the amount realized and the tax basis of a holder of Series A Preferred Securities in his or her pro rata share of Series A Debentures represented by such Series A Preferred Securities. Gain or loss recognized by a holder of Series A Preferred Securities on the sale or exchange of Series A Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder or beneficial owner who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership, estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

  Under present United States federal income tax law, subject to the discussion below with respect to backup withholding:

    (i) Payments by the Series A Issuer or any of its paying agents to any United States Alien Holder will not be subject to United States withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PG&E, (b) the beneficial owner of the Series A Preferred Securities is not a controlled foreign corporation that is related to PG&E through stock ownership, and (c) either
  (1) the beneficial owner of the Series A Preferred Securities certifies to the Issuer or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (2) the holder of the Series A Preferred Securities is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to the Series A Issuer or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; and

    (ii) a United States Alien Holder of a Series A Preferred Security will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such person is present in the United States for 183 days or more in the taxable year of sale and such person has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of the Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the seller fails to provide a correct taxpayer identification number.

  Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payment. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

RECEIPT OF SERIES A DEBENTURES UPON LIQUIDATION OF THE SERIES A ISSUER

  Under certain circumstances described in "Certain Terms of the Series A Preferred Securities--Redemption," PG&E may cause the Series A Issuer to be terminated and cause the Series A Debentures to be distributed to the holders of Series A Preferred Securities in liquidation of such holders' interests in the Series A Issuer. Under current United States federal income tax law and interpretation and assuming the Series A Trust is treated as a grantor trust, such a distribution should not be treated as a taxable event to holders of the Series A Preferred Securities. Such a tax-free transaction would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Debentures equal to such holder's aggregate tax basis in the holder's Series A Preferred Securities. A holder's holding period for such Series A Debentures would include the period for which the Series A Preferred Securities were held by such holder.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

  In the event that the interest payment period on the Series A Debentures is extended (as provided under "Certain Terms of the Series A Preferred Securities--Distributions"), the Series A Issuer will continue to accrue income, generally equal to the amount of the interest payment due at the end of the Extension Period, over the length of the extended interest payment period.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, PG&E and the Series A Issuer have agreed that the Series A Issuer will sell to each of
the Underwriters named below, for whom     and    are acting as
Representatives, and each of the Underwriters has severally agreed to purchase from the Series A Issuer the respective number of Series A Preferred Securities set forth opposite its name below:

                                                             NUMBER OF SERIES A
      UNDERWRITER                                           PREFERRED SECURITIES
      -----------                                           --------------------
                                                                    ---
          Total............................................
                                                                    ===

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part
to certain securities dealers at such price less a concession of $    per
Series A Preferred Security. The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $    per Series A Preferred Security to
certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures issued by PG&E, the Underwriting Agreement provides that PG&E will pay as Underwriters' Compensation for the Underwriters arranging the investment
therein of such proceeds an amount of $    per Series A Preferred Security for
the accounts of the several Underwriters.

  The Series A Issuer has granted the Underwriters an option exercisable for 30 days after that date of this Prospectus Supplement to purchase up to additional Series A Preferred Securities to cover over-allotments, if any, at the initial public offering price (with additional Underwriters' Compensation), as set forth on the cover page of this Prospectus Supplement. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A Preferred Securities to be purchased by each of them, as shown in the foregoing table, bears to the number of Series A Preferred Securities offered hereby.

  PG&E and the Series A Issuer have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date on which the distribution of the Series A Preferred Securities ceases, as determined by the Underwriters, or (ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other interests of the Issuers, or any preferred stock or any other securities of the Issuers or PG&E which are substantially similar to the Preferred Securities, including a Guarantee, or any securities convertible into or exchangeable for Preferred Securities, preferred stock or such substantially similar securities of either an Issuer or PG&E, without the prior written consent of the Representatives.

  Prior to this offering, there has been no public offering or market for the Series A Preferred Securities. Application has been made to list the Series A
Preferred Securities on the      Exchange, subject to official notice of
issuance, under the symbol "  ". In order to meet one of the requirements for
listing the Series A Preferred Securities on the      Exchange, the
Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. If approved for listing,
trading of the Series A Preferred Securities on the      Exchange is expected
to commence within a seven-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised PG&E that they intend to make a market in the Series A Preferred Securities prior to the
commencement of trading on the      Exchange, but are not obligated to do so
and may discontinue any such market making at any time without notice.

  PG&E and the Series A Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                      SUBJECT TO COMPLETION, DATED  , 1995

                                 PG&E CAPITAL I
                                PG&E CAPITAL II
                                PG&E CAPITAL III
                                PG&E CAPITAL IV

        CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES (QUIPS /SM/)* GUARANTEED TO THE EXTENT SUCH ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                        PACIFIC GAS AND ELECTRIC COMPANY

                                  ----------

  PG&E Capital I, PG&E Capital II, PG&E Capital III and PG&E Capital IV, each a statutory business trust formed under the laws of the State of Delaware (each, the "Issuer," and collectively, the "Issuers") may severally offer, from time to time, their respective cumulative quarterly income preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. Pacific Gas and Electric Company, a California corporation ("PG&E"), will be the owner of beneficial interests represented by common securities (the "Common Securities") of each Issuer. The First National Bank of Chicago is the Property Trustee of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each guaranteed by PG&E to the extent described herein (each, a "Guarantee"). The obligations of PG&E under each Guarantee will be subordinate and junior in right of payment to all liabilities of PG&E except any liabilities that may be made pari passu or subordinate to the Guarantee expressly by their terms. Concurrently with the issuance by each Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof in a corresponding series of PG&E's deferrable interest subordinated debentures (the "Debentures") with terms corresponding to that Issuer's Preferred Securities. The Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of PG&E. The Debentures will be the sole assets of each Issuer and the interest on the Debentures will be the only revenue of each Issuer. Upon the occurrence of certain events as may be described in the accompanying Prospectus Supplement, PG&E may redeem the Debentures or may terminate each Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interest in such Issuer. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination".

  The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $335,000,000. Certain specific terms of a particular Issuer's Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including where applicable and to the extent not set forth herein, the identity of that Issuer, the specific title, the aggregate amount, the Distribution rate (or the method for determining such rate), the stated liquidation preference, redemption provisions, other rights, the initial public offering price, and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

  The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution". The names of any such underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to each Issuer will also be set forth in the Prospectus Supplement.

  The Prospectus Supplement will also contain information concerning United States federal income tax considerations applicable to the Preferred Securities offered thereby.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

*QUIPS is a service mark of Goldman, Sachs & Co.

                    The date of this Prospectus is  , 1995.

                             AVAILABLE INFORMATION

  Pacific Gas and Electric Company, a California corporation ("PG&E") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and the public reference facilities in the Commission's Regional Offices located at Seven World Trade Center, 7th Floor, New York, New York and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549. Such material can also be inspected at the New York, American and Pacific Stock Exchanges.

  PG&E and each of PG&E Capital I, PG&E Capital II, PG&E Capital III and PG&E Capital IV, each a statutory business trust formed under the laws of the State of Delaware, have filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. PG&E and the Issuers do not consider that such financial statements would be material to holders of Preferred Securities offered hereby because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. See "The Issuers."

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by PG&E with the Commission are incorporated by reference in this Prospectus:

    1. PG&E's annual report on Form 10-K for the year ended December 31, 1994.

    2. PG&E's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

    3. PG&E's current reports on Form 8-K dated January 4, 1995, January 19, 1995, February 21, 1995, March 2, 1995, April 20, 1995, May 17, 1995, May
  23, 1995, May 26, 1995, July 14, 1995, July 20, 1995 and August 17, 1995.

  All other documents filed by PG&E pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and the accompanying Prospectus Supplement and prior to the termination of the offering of the Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement, and to be a part hereof from the respective dates of the filing of such documents.

  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

  PG&E hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in the information that this Prospectus incorporates. Requests should be directed to Leslie Guliasi, Transfer Agent, Shareholder Services, Pacific Gas and Electric Company, 77 Beale Street, Room 2600, P.O. Box 770000, San Francisco, California 94177 (Telephone: 1-800-367-
7731).

                                  THE ISSUERS

  Each of PG&E Capital I, PG&E Capital II, PG&E Capital III and PG&E Capital IV is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by PG&E, as sponsor for the Issuer, and the Issuer Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Debentures issued by PG&E and (iii) engaging in those activities necessary, convenient or incidental thereto. All of the Common Securities will be owned by PG&E. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or other acquisition of Common Securities will be subordinated to the rights of the holders of the Preferred Securities. PG&E will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Issuer. Each Issuer has a term of approximately 36 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs is conducted by its trustees, each appointed by PG&E as holder of the Common Securities: The First National Bank of Chicago (the "Property Trustee"), a Delaware Trustee and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with PG&E (collectively, the "Issuer Trustees"). The holder of the Common Securities, or the holders of a majority in liquidation preference of the Preferred Securities if a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Series A Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement. PG&E will pay all fees and expenses related to the Issuers and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuers. The principal place of business of each Issuer is c/o Pacific Gas and Electric Company, 77 Beale Street, P. O. Box 770000, San Francisco, California 94177, and its telephone number is (415) 973-7000.

                       PACIFIC GAS AND ELECTRIC COMPANY

  Pacific Gas and Electric Company is an operating public utility engaged principally in the business of supplying electric and natural gas service throughout most of northern and central California. PG&E was incorporated in California in 1905. Its principal executive office is located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and its telephone number is (415) 973-7000.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Pursuant to the terms of each Trust Agreement, the Issuer Trustees will issue the Preferred Securities and the Common Securities (together, the "Trust Securities"). The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." The Debentures will be owned by the Property Trustee and will be held in trust for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by PG&E for the benefit of the holders of each Issuer's Preferred Securities (each, the "Guarantee") is a full and unconditional guarantee on a subordinated basis with respect to the related Preferred Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of the Guarantee."

DISTRIBUTIONS

  Each Issuer's Preferred Securities represent undivided beneficial interests in the assets of such Issuer, and as a practical matter the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year (except as otherwise described below). In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are otherwise payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee is closed for business.

  PG&E has the right under the Indenture to extend the interest payment period from time to time on each series of the Debentures, with the consequence that quarterly Distributions on the corresponding Preferred Securities would be deferred.

  It is anticipated that the income of each Issuer available for distribution to its holders of Preferred Securities will be limited to payments under the corresponding series of Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of the Debentures." If PG&E does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities.

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company." In the event any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date.

REDEMPTION

  Upon the repayment of any series of Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem the corresponding Trust Securities, upon not less than 30 nor more than 60 days' notice, at the redemption price (the "Redemption Price") including all accrued and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the related Preferred Securities will be set forth in the accompanying Prospectus Supplement.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the corresponding series of Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "--Book Entry-Only Issuance--The Depository Trust Company." If such Preferred Securities are no longer in book-entry-only form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by PG&E pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law, PG&E or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

  If less than all the securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated 3% to its Common Securities and 97% to its Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the liquidation preference of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the security registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default (as defined below, see "--Events of Default; Notice") under the applicable Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any Event of Default under any Trust Agreement resulting from an event of default under the Indenture (a "Debenture Event of Default"), the holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to such Event of Default under such Trust

Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall be terminated by PG&E on the first to occur of: (i) December 31, 2031, the expiration of the term of such Issuer; (ii) the bankruptcy, dissolution or liquidation of PG&E; (iii) the distribution of a Like Amount of the corresponding series of Debentures to the holders of its Preferred Securities and Common Securities following the occurrence of a Special Event or in the event the Issuer is not or will not be taxed as a grantor trust but a Tax Event has not occurred; (iv) the redemption of all of the Issuer's Preferred Securities; and (v) an order for the termination of the Issuer shall have been entered by a court of competent jurisdiction.

  If an early termination occurs as described in clause (ii), (iii) or (v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the related series of Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of an "Event of Default" as defined the Indenture (see "Description of the Debentures--Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 10% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable

  Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by PG&E to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and PG&E, as Depositor, unless such default shall have been cured or waived. PG&E, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation Distribution Upon Termination."

REMOVAL OF ISSUER TRUSTEES

  Unless an Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation preference of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default under a Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at the time be located, the holder of the applicable Common Securities and the Administrative Trustees shall have power to appoint one or more persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation shall be otherwise qualified and eligible.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  A Trust Agreement may be amended from time to time by the Depositor and the Issuer Trustees, without the consent of the holders of the Preferred Securities, (i) to cure ambiguities or (ii) to ensure that the Issuer will be classified for federal income tax purposes as a grantor trust, provided that any such amendment shall not adversely affect in any material respect the interests of any holder of Preferred Securities. A Trust Agreement may be amended by the Depositor and the Issuer Trustees in any other respect (except to change the amount or timing of any Distribution) with the consent of the holders of a majority in liquidation preference of Preferred Securities and upon receipt of an opinion of counsel to the effect that such amendment will not affect the Issuer's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940, as amended.

  So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default that is waiveable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation or partnership for United States federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for each Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by PG&E, the Issuer Trustees or any affiliate of PG&E or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be The First National Bank of Chicago and any co-paying agent chosen by The First National Bank of Chicago, and acceptable to the Property Trustee and PG&E. The First National Bank of Chicago shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property

Trustee and PG&E, as Depositor. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Property Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer thereof or PG&E, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and PG&E. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. The Depositor, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and PG&E believe to be accurate, but the Issuers and PG&E assume no responsibility for the accuracy thereof. Neither the Issuers nor PG&E has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REGISTRAR AND TRANSFER AGENT

  The First National Bank of Chicago will initially act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange.

  The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreements and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Debenture Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by PG&E as Depositor and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 or taxed as a corporation for federal income tax purposes and so that the Debentures will be treated as indebtedness of PG&E for United States federal income tax purposes. In this connection, PG&E and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that PG&E and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                         DESCRIPTION OF THE GUARANTEE

  Each Guarantee will be executed and delivered by PG&E concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  PG&E will irrevocably and unconditionally agree on a subordinated basis, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by or on behalf of such Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication): (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution, winding up or termination of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. PG&E's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PG&E to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders. While the assets of PG&E will not be available for making Distributions on any Preferred Securities, PG&E has undertaken under each Trust Agreement to pay the expenses of the related Issuer. Accordingly, each Guarantee, together with the related covenants contained in each Trust Agreement and PG&E's obligations under the Indenture and the Debentures, provide for PG&E's full and unconditional guarantee of the Preferred Securities as set forth above.

STATUS OF THE GUARANTEE

  Each Guarantee will constitute an unsecured obligation of PG&E and will rank subordinate and junior in right of payment to all liabilities of PG&E except those made pari passu or subordinate to such Guarantee expressly by their terms. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

  Each Guarantee will rank pari passu with all other Guarantees issued by PG&E. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PG&E and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of PG&E to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation preference of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  If the Guarantee Trustee fails to enforce any Guarantee, any holder of the related Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against PG&E to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  PG&E, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not PG&E is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by PG&E in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of California.

                         DESCRIPTION OF THE DEBENTURES

  This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Debentures and the Indenture, the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

  Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by PG&E for the Common Securities in a corresponding series of Debentures issued by PG&E to the Issuer. The Debentures will be unsecured subordinated obligations of PG&E issued under the Indenture. Each series of Debentures will be in the principal amount equal to the aggregate stated liquidation preference of the related Preferred Securities plus PG&E's concurrent investment in the Common Securities and will rank pari passu with all other series of Debentures. The Indenture does not limit the aggregate principal amount of Debentures which may be issued thereunder.

INTEREST

  The Debentures will bear interest at the rate per annum specified in the Prospectus Supplement. Such interest will be payable quarterly in arrears on the dates in each year specified in the Prospectus

Supplement (each, an "Interest Payment Date") to the person in whose name each Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that the Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

SUBORDINATION

  The Indenture provides that all payments by PG&E in respect of the Debentures shall be subordinate to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium (if any) in respect of (A) indebtedness of PG&E for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PG&E; (ii) all capital lease obligations of PG&E; (iii) all obligations of PG&E issued or assumed as the deferred purchase price of property, all conditional sale obligations of PG&E and all obligations of PG&E under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of PG&E for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility, surety bond or similar credit transaction entered into in the ordinary course of business of PG&E; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons (other than Preferred Securities) for the payment of which, in either case, PG&E is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of PG&E (whether or not such obligation is assumed by PG&E), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures.

  Upon any payment or distribution of assets or securities of PG&E upon any dissolution, winding up, liquidation or reorganization of PG&E, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall be paid in full before the holders of the Debentures or the Property Trustee on behalf of the holders shall be entitled to receive from PG&E any payment of principal of, premium, if any, or interest on the Debentures or distributions of any assets or securities.

  No payment by or on behalf of PG&E of principal of, premium, if any, or interest on the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of any Senior Indebtedness or any other default pursuant to which the maturity of Senior Indebtedness has been accelerated.

  If the Debenture Trustee or the Property Trustee, as holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full, provided that requisite notice has been given to PG&E.

  Nothing in the Indenture shall limit the right of the Debenture Trustee, the Property Trustee or the holders of the Debentures to pursue any rights or remedies under applicable law against PG&E; provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from PG&E of principal of or interest on the Debentures.

  Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PG&E made on such Senior Indebtedness until the Debentures shall be paid in full.

  The Indenture does not limit the aggregate amount of Senior Indebtedness which PG&E may incur.

CERTAIN COVENANTS OF PG&E

  PG&E will covenant, as to each series of Debentures, that it will not, and will not permit any subsidiary of PG&E to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of PG&E's capital stock or any security of PG&E (including other Debentures) ranking pari passu with or junior in interest to the Debentures, except (i) in each case with securities junior in interest to the Debentures or (ii) for payments made on any series of Debentures upon the stated maturity of such Debentures, if at such time (i) there shall have occurred any event of which PG&E has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to Debentures of such series and (b) in respect of which PG&E shall not have taken reasonable steps to cure, (ii) PG&E shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Trust to which Debentures of such series have been issued or
(iii) PG&E shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Debentures of such series and such Extension Period, or any extension thereof shall have commenced and be continuing. PG&E will also covenant, as to each series of Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to PG&E's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except in (A) connection with the distribution of Debentures to the holders of the Preferred Securities in liquidation of such Issuer, (B) as permitted by the terms of the Debentures, or (C) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and otherwise not to be classified as an association taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF THE INDENTURE

  From time to time, PG&E and the Debenture Trustee may, without the consent of the holders of any series of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, or making any other change that does not affect the rights of any holder of Debentures in any material respect. The Indenture contains provisions permitting PG&E and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of any series of Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon redemption of the Debentures, or change any place of payment where, or the coin or currency in which, any Debenture or any premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or redemption date, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the holders of the Debentures, (ii) reduce the percentage of principal amount of Debentures of any series, the holders of which are required to consent to any such modification of the Indenture or
(iii) modify certain provisions of the Indenture relating to the waiver of past defaults or compliance by PG&E with the covenants therein.

  In addition, PG&E and the Debenture Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.

EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to such series of
Debentures:

    (a) failure for 30 days to pay any interest on such series of the Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (b) failure to pay any principal on such series of Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (c) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to PG&E from the Debenture Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures; or

    (d) certain events in bankruptcy, insolvency or reorganization of PG&E.

  The holders of a majority in outstanding principal amount of such series of Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Event of Default, and should the Debenture Trustee or such holders of such Debentures fail to make such declaration the holders of at least 25% in aggregate liquidation preference of Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Debentures may annul such declaration and waive the default if the default has been cured (or, in certain circumstances, even if the default has not been cured) and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest has been deposited with the Debenture Trustee.

  The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. PG&E is required to file annually with the Debenture Trustee a certificate as to whether or not PG&E is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case an Event of Default shall occur and be continuing as to a series of Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Debentures

(including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

  The Indenture provides that PG&E may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless
(i) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture all of the obligations of PG&E under the Debentures, the Indenture and any Guarantees, (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of PG&E or any subsidiary as a result of such transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) such transaction does not give rise to any breach or violation of any Trust Agreement or any Guarantee and (iv) certain other conditions are met.

SATISFACTION AND DISCHARGE

  Under the terms of the Indenture, PG&E will be discharged from any and all obligations in respect of any series of Debentures (except in each case for certain obligations to register the transfer or exchange of such Debentures, replace stolen, lost or mutilated Debentures and hold moneys for payment in trust) if (subject to certain conditions) PG&E deposits with the Debenture Trustee, in trust, (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, and interest on, such series of Debentures on the dates such payments are due in accordance with the terms of such Debentures.

FORM, EXCHANGE, AND TRANSFER

  The Debentures will be issuable only in registered form, without coupons and only in denominations of $25 and integral multiples thereof.

  Subject to the terms of the Indenture, Debentures may be presented for registration of transfer or exchange (duly endorsed or accompanied by satisfactory instruments of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by PG&E for such purpose. No service charge will be made for any registration of transfer or exchange of Debentures, but PG&E may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of transfer, title and identity of the person making the request. PG&E has appointed the Debenture Trustee as the initial Security Registrar. PG&E may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

  If the Debentures are to be redeemed in part, PG&E will not be required to issue, register the transfer or exchange any Debentures during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debentures that may be selected for redemption and ending at the close of business on the day of such mailing, except the unredeemed portion of any such Debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

  Payment of interest on a Debenture on any Interest Payment Date will be made to the person in whose name such Debenture (or one or more predecessor securities) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest.

  Principal or any interest on the Debentures will be payable at the office of such Paying Agent or Paying Agents as PG&E may designate for such purpose from time to time, except that at the option of PG&E, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register or by wire transfer. The corporate trust office of the Debenture Trustee in Chicago, Illinois is initially designated as PG&E's sole Paying Agent for payments with respect to the Debentures. PG&E may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

GOVERNING LAW

  The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of California.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The First National Bank of Chicago has a course of regular dealings with PG&E in the ordinary course of business and from time to time may also make short-term loans and revolving credit and term loans to PG&E and its affiliates. The First National Bank of Chicago also serves as trustee for a PG&E subsidiary's senior and subordinated indentures.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES AND THE GUARANTEES

  As long as payments of interest and other payments are made when due on each series of Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding Preferred Securities and corresponding Common Securities; (ii) the interest rate and interest and other payment dates on each series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) each Expense Agreement entered into by PG&E pursuant to each Trust Agreement provides that PG&E shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are guaranteed by PG&E as and to the extent set forth under "Description of the Guarantee." If and to the extent that PG&E does not make payments on any series of Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities.

  If the Guarantee Trustee fails to enforce any Guarantee, a holder of any related Preferred Security may, after a period of 30 days has elapsed from the date of such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against PG&E to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

  Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Trust Securities and investing the proceeds thereof in a corresponding series of Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Issuer has funds available for the payment of such Distributions.

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the corresponding series of Debentures, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of PG&E, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of PG&E, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of PG&E receive payments or distributions. Since PG&E is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of PG&E in the event of liquidation or bankruptcy of PG&E would be substantially the same.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute an Event of Default under the Indenture.

                             PLAN OF DISTRIBUTION

  The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. Each Issuer may sell its Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is delivered, the number of Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from PG&E and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by PG&E and/or the applicable Issuer to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Preferred Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters and dealers may be entitled, under agreement with PG&E and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by PG&E for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, PG&E and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  Each Issuer's Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom an Issuer's Preferred Securities are sold by such Issuer for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.

                                    EXPERTS

  The consolidated balance sheet and statement of consolidated capitalization of PG&E and subsidiaries as of December 31, 1993 and 1994, and the related statements of consolidated income, cash flows, common stock equity and preferred stock, and the schedule of consolidated segment information for each of the three years in the period ended December 31, 1994, and the related supplemental schedule incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto which are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for PG&E and the Issuers by Gary
P. Encinas, Esq., Chief Counsel, Corporate, of PG&E, by Richards, Layton & Finger, special Delaware counsel to PG&E and the Issuers and by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, special tax counsel to PG&E. The validity of the Preferred Securities will be passed on for the underwriters by Sullivan & Cromwell, Los Angeles, California, who may rely on the opinions of Mr. Encinas and of Richards, Layton & Finger as to certain matters of California and Delaware law, respectively. Mr. Encinas and his associates in PG&E's Law Department who will participate in consideration of legal matters relating to the Preferred Securities, together with members of their respective families, own in the aggregate approximately 1,700 shares of PG&E's common stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPEC-TUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                  -----------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT
Prospectus Summary........................................................  S-3
Risk Factors..............................................................  S-4
PG&E Capital I............................................................  S-6
Pacific Gas and Electric Company..........................................  S-7
Coverage Ratios...........................................................  S-7
Use of Proceeds...........................................................  S-7
Certain Terms of the Series A Preferred Securities........................  S-8
Certain Terms of the Series A Debentures.................................. S-10
United States Taxation.................................................... S-12
Underwriting.............................................................. S-15
                                  PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Issuers...............................................................    3
Pacific Gas and Electric Company..........................................    3
Description of the Preferred Securities...................................    4
Description of the Guarantee..............................................   12
Description of the Debentures.............................................   14
Relationship Among the Preferred Securities, the Debentures and the
 Guarantees...............................................................   19
Plan of Distribution......................................................   20
Experts...................................................................   21
Legal Matters.............................................................   21

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                              PREFERRED SECURITIES

                                 PG&E CAPITAL I

          % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES A

                     GUARANTEED TO THE EXTENT THE SERIES A
                    ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                        PACIFIC GAS AND ELECTRIC COMPANY

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                      REPRESENTATIVES OF THE UNDERWRITERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

   Filing fees--Securities and Exchange Commission.................. $  115,517
   Printing.........................................................    140,000
   Stock Exchange listing fees......................................    135,000
   Legal fees and Blue Sky fees and expenses........................    200,000
   Accounting fees..................................................    175,000
   Fees and expenses of the various trustees........................     20,000
   Rating agencies fees and expenses................................    201,000
   Miscellaneous....................................................     20,000
                                                                     ----------
     Total.......................................................... $1,006,517
                                                                     ==========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 317 of the California Corporations Code provides for indemnification of a corporation's directors and officers under certain circumstances. PG&E's Board of Directors has adopted a resolution regarding PG&E's policy of indemnification and PG&E maintains insurance which insures directors and officers of PG&E against certain liabilities. Any agreement relating to the issuance and sale of the Preferred Securities may provide for indemnification of the directors and officers of PG&E against certain liabilities, including liabilities under the Securities Act of 1933.

  PG&E, as Depositor, has agreed to indemnify the Issuer Trustees for, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any Issuer Trustee, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of any Issuer Trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBERS
 --------
   1      Form of Underwriting Agreement (Agreements are substantially identical except for names and dates).
   3-1    Certificate of Trust for PG&E Capital I.
   3-2    Certificate of Trust for PG&E Capital II.
   3-3    Certificate of Trust for PG&E Capital III.
   3-4    Certificate of Trust for PG&E Capital IV.
   3-5    Trust Agreement for PG&E Capital I.
   3-6    Trust Agreement for PG&E Capital II.
   3-7    Trust Agreement for PG&E Capital III.
   3-8    Trust Agreement for PG&E Capital IV.
   3-9    Form of Amended and Restated Trust Agreement (Agreements for PG&E
           Capital I, PG&E Capital II, PG&E Capital III and PG&E Capital IV are
           substantially identical except for names and dates).

 EXHIBIT
 NUMBERS
 --------
   4-1    Form of Preferred Security Certificate for PG&E Capital I, PG&E
           Capital II, PG&E Capital III and PG&E Capital IV (included in
           Exhibit 3-9).
   4-2    Form of Deferrable Interest Subordinated Debenture (included in
           Exhibit 4-3).
   4-3    Form of Deferrable Interest Subordinated Debenture Indenture.
   4-4    Form of Deferrable Interest Subordinated Debenture Supplemental
           Indenture.
   4-5    Form of Guarantee Agreement (Agreements are substantially identical except for names and dates).
   5-1    Opinion of Gary P. Encinas, Esquire relating to the legality of the
           Debentures and the Guarantees, including consent.
   5-2    Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           I, including consent.
   5-3    Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           II, including consent.
   5-4    Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           III, including consent.
   5-5    Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           IV, including consent.
   8      Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
  12-1    Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to PG&E's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-2348).
  12-2    Computations of Ratios of Earnings to Combined Fixed Charges plus
           Preferred Stock Dividend Requirements (incorporated by reference to
           PG&E's Quarterly Report on Form 10-Q for the quarter ended June 30,
           1995, File No. 1-2348).
  23-1    Consent of Arthur Andersen LLP.
  23-2    Consent of Gary P. Encinas, Esquire (included in Exhibit 5-1).
  23-3    Consent of Richards, Layton & Finger (included in Exhibits 5-2, 5-3,
           5-4, and 5-5).
  23-4    Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
  24      Power of Attorney.
  25-1    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Debenture Trustee under the
           Deferrable Interest Subordinated Debenture Indenture and Deferable
           Interest Subordinated Supplemental Indenture.
  25-2    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for PG&E Capital I.
  25-3    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for
           PG&E Capital II.
  25-4    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for
           PG&E Capital III.

 EXHIBIT
 NUMBERS
 --------
  25-5    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for
           PG&E Capital IV.
  25-6    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital I.
  25-7    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital II.
  25-8    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital III.
  25-9    Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital IV.

ITEM 17. UNDERTAKINGS

  A. TO UPDATE ANNUALLY

  The Registrants hereby undertake (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PG&E pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. INCORPORATION BY REFERENCE

  The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of PG&E's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. INDEMNIFICATION

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  D. RULE 430A INFORMATION

  The undersigned Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  E. EQUITY OFFERINGS OF NONREPORTING REGISTRANTS

  Each Issuer hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS, PACIFIC GAS AND ELECTRIC COMPANY, PG&E CAPITAL I, PG&E CAPITAL II, PG&E CAPITAL III AND PG&E CAPITAL IV, CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THIS 18TH DAY OF AUGUST, 1995.

                                     Pacific Gas and Electric Company

                                                      Gabriel Togneri
                                     By: ______________________________________

                                     PG&E Capital I
                                     By: Pacific Gas and Electric Company, as
                                     Sponsor

                                                      Gabriel Togneri
                                     By: ______________________________________

                                     PG&E Capital II
                                     By: Pacific Gas and Electric Company, as
                                     Sponsor

                                                      Gabriel Togneri
                                     By: ______________________________________

                                     PG&E Capital III
                                     By: Pacific Gas and Electric Company, as
                                     Sponsor

                                                      Gabriel Togneri
                                     By: ______________________________________

                                     PG&E Capital IV
                                     By: Pacific Gas and Electric Company, as
                                     Sponsor

                                                      Gabriel Togneri
                                     By: ______________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----
A. Principal Executive Officer or Officers     Chairman of the Board,         August 18, 1995
                                                Chief Executive Officer
 *STANLEY T. SKINNER                            and Director

B. Principal Financial Officer                 Senior Vice President and      August 18, 1995
                                                Chief Financial Officer
 *GORDON R. SMITH

C. Controller or Principal Accounting Officer  Vice President and             August 18, 1995
                                                Controller
 *THOMAS C. LONG

D. Directors
                     +++
 *RICHARD A. CLARKE    +
 *H. M. CONGER         +
 *WILLIAM S. DAVILA    +
 *ROBERT D. GLYNN, JR. +
 *RICHARD B. MADDEN    +
 *GEORGE A. MANEATIS   +
 *MARY S. METZ         ++                      Directors                      August 18, 1995
 *WILLIAM F. MILLER    +
 *REBECCA Q. MORGAN    +
 *JOHN B. M. PLACE     +
 *SAMUEL T. REEVES     +
 *CARL E. REICHARDT    +
 *JOHN C. SAWHILL      +
 *ALAN SEELENFREUND    +
                     +++

*By:          Gary P. Encinas
    -----------------------------------
    (GARY P. ENCINAS, ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBERS                                 EXHIBITS
 --------                                --------
    1     Form of Underwriting Agreement (Agreements are substantially identical except for names and dates).
    3-1   Certificate of Trust for PG&E Capital I.
    3-2   Certificate of Trust for PG&E Capital II.
    3-3   Certificate of Trust for PG&E Capital III.
    3-4   Certificate of Trust for PG&E Capital IV.
    3-5   Trust Agreement for PG&E Capital I.
    3-6   Trust Agreement for PG&E Capital II.
    3-7   Trust Agreement for PG&E Capital III.
    3-8   Trust Agreement for PG&E Capital IV.
    3-9   Form of Amended and Restated Trust Agreement (Agreements for PG&E
           Capital I, PG&E Capital II, PG&E Capital III and PG&E Capital IV are
           substantially identical except for names and dates).
    4-1   Form of Preferred Security Certificate for PG&E Capital I, PG&E
           Capital II, PG&E Capital III and PG&E Capital IV (included in
           Exhibit 3-9).
    4-2   Form of Deferrable Interest Subordinated Debenture (included in
           Exhibit 4-3).
    4-3   Form of Deferrable Interest Subordinated Debenture Indenture.
    4-4   Form of Deferrable Interest Subordinated Debenture Supplemental
           Indenture.
    4-5   Form of Guarantee Agreement (Agreements are substantially identical except for names and dates).
    5-1   Opinion of Gary P. Encinas, Esquire relating to the legality of the
           Debentures and the Guarantees, including consent.
    5-2   Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           I, including consent.
    5-3   Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           II, including consent.
    5-4   Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           III, including consent.
    5-5   Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PG&E Capital
           IV, including consent.
    8     Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
   12-1   Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to PG&E's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-2348).
   12-2   Computations of Ratios of Earnings to Combined Fixed Charges plus
           Preferred Stock Dividend Requirements (incorporated by reference to
           PG&E's Quarterly Report on Form 10-Q for the quarter ended June 30,
           1995, File No. 1-2348).

 EXHIBIT
 NUMBERS                                 EXHIBITS
 --------                                --------
   23-1   Consent of Arthur Andersen, LLP.
   23-2   Consent of Gary P. Encinas, Esquire (included in Exhibit 5-1).
   23-3   Consent of Richards, Layton & Finger (included in Exhibits 5-2, 5-3,
           5-4, and 5-5).
   23-4   Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
   24     Power of Attorney.
   25-1   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Debenture Trustee under the
           Deferrable Interest Subordinated Debenture Indenture and Deferable
           Interest Subordinated Supplemental Indenture.
   25-2   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for PG&E Capital I.
   25-3   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for PG&E Capital II.
   25-4   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for PG&E Capital III.
   25-5   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Property Trustee under the
           Amended and Restated Trust Agreement for PG&E Capital IV.
   25-6   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital I.
   25-7   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital II.
   25-8   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital III.
   25-9   Statement of Eligibility under the Trust Indenture Act of 1939 of The
           First National Bank of Chicago, as Guarantee Trustee under the
           Guarantee Agreement for PG&E Capital IV.